SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):January 26, 2006

TASKER CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-32019	88-0426048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

39 Old Ridgebury Road, Suite 14, Danbury, CT 06810-5116
(Address of principal executive offices, including zip code)

(203) 730-4350
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement and Related Warrants, Escrow Agreement and Registration Rights Agreement

On January 26, 2006, Tasker Capital Corp. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with accredited investors pursuant to which the Company sold 13,335,925 units consisting of one share of common stock and a warrant to purchase one share of common stock at an exercise price of $1.00 per share for $0.70 per unit. Emerging Growth Equities, Ltd., a Pennsylvania limited partnership, served as placement agent for the transaction. The gross proceeds to the Company at the closing of this private placement, exclusive of the exercise price of the warrants, were $9,335,150.80.

The warrants also include a cashless exercise provision pursuant to which the warrants may be exercised without payment in cash to the Company of the exercise price in the event that, at any time after one year from the date of the issuance of the warrant, there is no effective registration statement registering the resale of the shares of common stock underlying the warrants.

Pursuant to the Purchase Agreement, the Company agreed to several covenants, including the following: (i) the Company has agreed to take all actions necessary, including the preparation of proxy materials and solicitation of the Company’s shareholders, to seek shareholder approval to increase the size of the existing Board of Directors of the Company from five to seven members; (ii) the Company has agreed to update, if necessary, and as soon as reasonably practicable, certain prospectuses filed with the Securities and Exchange Commission; (iii) the Company has agreed to take all action necessary to appoint an individual selected by the purchasers holding a majority of the units purchased in this private placement, and reasonably agreeable to the Company’s existing Board of Directors, to fill the current vacancy on the Company’s Board of Directors, to appoint such person to serve on the Compensation Committee and, if qualified, the Audit Committee, and to take all actions necessary to ensure that such person will be included on the Company’s slate of Board nominees submitted for a shareholder vote at the Company’s next scheduled annual meeting of shareholders; and (iv) the Company has agreed to permit the purchasers in this private placement to designate a person to attend and observe (in person or telephonically) presentations to and matters before the Company’s Board, provided that such observer will remove himself or herself prior to any Board vote or taking of formal Board action, if such removal is requested by the Board.

On January 26, 2006, the Company also entered into an Escrow Agreement (the “Escrow Agreement”), pursuant to which the subscription amounts from each purchaser were placed into escrow pending release upon the happening of certain specified conditions. All of these conditions were either met or waived at the closing that occurred on January 26, 2006. The escrow conditions included not only the agreements by the Company set forth above, but also several additional covenants including the following: (i) the Company has agreed to use no more that $500,000 of the proceeds raised in the January 2006 private placement as payment for the Company’s past due payables existing as of December 31, 2005; (ii) the Company had to obtain a waiver of claims for liquidated damages relating to the Company’s September 2005 private placement of securities from shareholders representing at least a majority of all outstanding securities issued in connection with the September 2005 private placement, and the Company had to reprice the warrants issued to shareholders providing the waiver such that the exercise price of the warrants issued in connection with the September 2005 private placement was reduced from $3.00 to $1.00; and (iii) all of the current members of the Company’s Board, with the exception of the Board member selected by the purchasers, had to subscribe for, in the aggregate, at least $150,000 worth of common stock and warrants being sold in the private placement.

In addition to the Purchase Agreement and the Escrow Agreement, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement covering the resale of the shares of common stock purchased pursuant to the Purchase Agreement and the shares of common stock receivable upon exercise of the warrants within 90 days after the closing of the private placement, and to have that registration statement declared effective within six months after the filing of the registration statement. The Company is also obligated to use its best efforts to respond to any comments of the SEC within fifteen calendar days of the receipt of comments. The Company is required to pay liquidated damages if the registration statement has not been filed or declared effective on or prior to the applicable deadline specified above, or if the Company fails to use best efforts to respond to SEC comments within fifteen calendar days. The Registration Rights Agreement requires the Company to pay the liquidated damages in additional common stock and warrants.

The Company has covenanted to use the net proceeds from the January 2006 private placement for working capital purposes, including poultry processing, seafood processing, Unifresh™ Footbath concentrate, and Unifresh™ Pen Spray concentrate and other products and/or businesses the Company deems necessary, and not for the satisfaction of any portion of the Company’s past due payables outstanding as of December 31, 2005 (other than payment of past due payables outstanding as of December 31, 2005 in an amount not to exceed $500,000), to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

As compensation for acting as placement agent, Emerging Growth Equities, Ltd. received a cash payment equal to 6% of the gross proceeds from the private placement, and also received a warrant exercisable for shares of the Company’s common stock in an amount equal to 6% of the gross proceeds from the sale of the shares and warrants divided by $0.70. The warrant to Emerging Growth Equities has an exercise price equal to $1.00 and is exercisable immediately for a term of five years.

New Employment Agreement with Richard Falcone

Effective on the closing of the private placement, the Board of Directors of the Company appointed Richard D. Falcone, a current Board member, as the new President and Chief Executive Officer of the Company. Although no formal employment agreement has been entered into, the Board has agreed, in principal, to the following terms: (i) Mr. Falcone will be paid a base salary of $275,000 per year; (ii) any bonus payments made to Mr. Falcone will be at the discretion of the Board; (iii) Mr. Falcone will be eligible to participate in the Company’s existing benefit plans; and (iv) Mr. Falcone will have use of a Company car. In addition, the employment agreement will have a term of three years. If Mr. Falcone is terminated without cause, as defined in his employment agreement, or if he should resign for a good reason, as defined in his employment agreement, Mr. Falcone will be entitled to severance. The severance payable to Mr. Falcone is dependant on how long he has been employed at the Company, beginning with twenty-four months of base salary payable upon termination immediately after execution of his employment agreement, decreasing by one month for each month he remains employed at the Company, but subject to a minimum severance of twelve months of base salary.

In recognition of his service on the Executive Committee, and as incentive compensation for his new role as President and Chief Executive Officer, the Board also granted Mr. Falcone 2,200,000 stock options with an exercise price of $1.00. The options have a ten year term, less one day. Twenty-five percent (25%) of the options vested immediately, and the remainder vest in equal monthly installments over the two-year period from the date of grant.

Consulting Agreement with Gordon Davis

On January 26, 2006, the Company also approved a new consulting arrangement with Mr. Gordon Davis, the Company’s Chairman of the Board of Directors. Mr. Davis will continue to serve as the Chairman and has also agreed to become a sales and marketing consultant to the Company. Although no formal consulting agreement has been entered into, the Board has agreed, in principal, to the following terms: (i) Mr. Davis will be paid $120,000 per year; and (ii) Mr. Davis will have use of a Company car for Company business. In addition, the consulting agreement will have a term of three years. If Mr. Davis is terminated without cause he will be entitled to severance in an amount equal to twelve months of pay pursuant to his consulting agreement. Mr. Davis will continue to receive remuneration for service on the Board of Directors.

In recognition of his service on the Executive Committee, and as incentive compensation for his new role as a sales and marketing consultant, the Board also granted Mr. Davis 1,750,000 stock options with an exercise price of $1.00. The options have a ten year term, less one day. Twenty-five percent (25%) of the options vested immediately, and the remainder vest in equal monthly installments over the two-year period from the date of grant.

Stock Option Grant to Mr. Zavagli

On January 26, 2006, in recognition of his service on the Executive Committee, and as compensation for his continuing role as a Director of the Company, the Board granted Mr. Zavagli 500,000 stock options with an exercise price of $1.00. The options have a ten year term, less one day. Twenty-five percent (25%) of the options vested immediately, and the remainder vest in equal monthly installments over the two-year period from the date of grant.

Amendments to License Agreement, Purchase Agreement and Promissory Note with Pharlo Entities

On January 26, 2006 the Company and its subsidiary, Tasker Products IP Holdings Corp. (“Tasker Products”), entered into a letter agreement with Indian River Labs, L.L.C. (“IRL”), Pharlo Citrus Technologies, Inc. (“PCTI”), Pharlo Citrus Properties Partnership, LLLP (“PCPP”), Florida Coastal Labs, LLC, formerly named Coast to Coast Laboratories (“C2C” and, together with IRL, PCTI and PCPP, the “Sellers”) and Pharlo IP, LLC (“Pharlo IP”) that amended (i) the Patent and Technology Sub-License Agreement dated as of July 15, 2005 (the “Sub-License Agreement”) by and among Pharlo IP, the Company and Tasker Products, (ii) the Asset Purchase Agreement dated as of July 15, 2005 (the “Asset Purchase Agreement”) by and among the Company, Tasker Products and the Sellers, and (iii) the Promissory Note issued by the Company in favor of IRL on July 15, 2005 in the principal amount of $1,931,973.37.

Sub-License Agreement

The Sub-License Agreement was amended to restructure the fees payable to Pharlo IP. Prior to the amendment, Pharlo IP had agreed to provide to the Company and Tasker IP Holdings technical assistance necessary to implement, refine and exploit the base patents for the pHarlo technology in the Company’s fields of use. In consideration for the technical assistance, the Company and Tasker IP Holdings had agreed to pay to Pharlo IP, in advance, prior to the calendar quarter for which they are payable, certain research and development fees (“R&D Fees”). The R&D Fees were originally set at a fixed amount, and although subject to recovery in certain circumstances, were not dependant on sales of the Company’s products until certain thresholds had been met.

The amendment restructures the R&D Fees so that they are (i) payable on a quarterly basis within 30 days after the end of each calendar quarter (ii) are based on gross sales of the Company (or its affiliates) of products using the pHarlo technology. For fiscal year 2006, the R&D Fees must not be less than $150,000 and are capped at $500,000. There are no other minimum R&D Fees payable after 2006, although R&D Fees for all subsequent years are capped at specified rates. In addition, the parties also agreed to certain amendments regarding the assignability of the Sub-License Agreement.

Asset Purchase Agreement and Promissory Note

The Asset Purchase Agreement was amended to allow the Company to acquire, subject to certain conditions, limited partnership participating units in Phitex Ltd. LLLP (“Phitex”) representing 10.0% of the then total outstanding general partner and limited partner participating units of Phitex. Prior to the issuance of the Phitex equity interests, (i) the prospectus that forms part of the registration statement covering the resale of the shares acquired by the Sellers in the July 2005 acquisition must be amended or supplemented so that the Sellers can sell such shares for a period of 60 consecutive days; (ii) the Company must be in compliance with all of its obligations under the Asset Purchase Agreement (subject to certain exceptions); and (iii) the Company must enter into a lock-up and repurchase right agreement relating to its Phitex equity interests. Under the lock-up and repurchase right agreement, Phitex will retain the right to repurchase the Company’s equity interests for a nominal amount upon a change of control of the Company. Phitex is the direct one hundred percent owner of Pharlo IP. The letter agreement also effectuated technical amendments to the definition of “change of control” of the Company in the Asset Purchase Agreement and the Promissory Note.

Waivers of Liquidation Damages from Investors in the September 2005 Private Placement

In connection with the private placement described above, the Company also obtained waivers of all claims for liquidated damages relating to the inability of the Company to have the registration statement registering resales of securities purchased in the September 2005 private placement declared effective by the deadline specified in the Registration Rights Agreement. The Company received these waivers from shareholders representing more than a majority of all outstanding securities issued in connection with the September 2005 private placement. In consideration for obtaining the waiver, the Company repriced the warrants issued to shareholders providing the waiver such that the exercise price of the warrants issued in connection with the September 2005 private placement was reduced from $3.00 to $1.00

The description of agreements and securities contained in this Form 8-K is qualified in its entirety by reference to the full text of the agreements and securities that the Company filed as exhibits to this Form 8-K, or which the Company will file as exhibits to the Company’s next periodic report.

This Form 8-K contains forward-looking statements, such as statements about the Company’s plans, objectives, expectations, assumptions or future events, and including, but not limited to, statements about the Company’s anticipated use of proceeds from the January 2006 private placement. Forward-looking statements, including those set forth above, involve estimates, assumptions, and known and unknown risks and uncertainties. Actual future results and trends may differ materially from those made in or suggested by any forward-looking statements due to a variety of factors, including, for example, the Company’s ability to successfully market its products and compete with other products in its space, the risk of unfavorable federal regulation or the inability to obtain any necessary approvals to manufacture, market and sell its products, and the fact that its status as a development stage company makes its future unclear. Consequently investors should not place undue reliance on these forward-looking statements. The Company discusses many of these and other risks and uncertainties in greater detail in the filings it makes with the Securities and Exchange Commission, including in its most recent Report on Form 10-KSB and Form 10-QSB. The information contained in any forward-looking statement is qualified in its entirety be reference to cautionary statements and risk factor disclosure contained in the Company’s other filings with the Securities and Exchange Commission.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure set forth in Item 1.01 above under the heading “Securities Purchase Agreement and Related Warrants, Escrow Agreement and Registration Rights Agreement”, which is incorporated herein by reference.

The securities offered, issued and sold pursuant to the January 2006 private placement were not registered under the Securities Act of 1933, as amended, by reason of an exemption from the registration requirements under Section 4(2) and/or Rule 506 of Regulation D of the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Pursuant to the terms of the Purchase Agreement, the Company was able to rely upon the representations and warranties provided by the investors contained therein.

Item 5.02 Election of Directors; Appointment of Principal Officers.

Effective January 26, 2006, the Board of Directors of the Company appointed Richard D. Falcone, a current Board member, as the new President and Chief Executive Officer of the Company. Mr. Falcone, a certified public accountant, has served on the Company’s Board of Directors and as the Chairman of the Board’s Audit Committee since August 2005. He was recently Chief Financial Officer of The A Consulting Team, a publicly traded IT service and business process outsourcing company. Mr. Falcone was the Chief Financial Officer of Bed, Bath & Beyond from 1990 to 1994, during which the company grew revenue from roughly $100 million to approximately $800 million per year. Prior to this, Mr. Falcone also served as Director of International Operations and Finance for Tiffany & Co., where he was instrumental in its global expansion; as Chief Financial Officer and Chief Operating Officer of NetGrocer, an online grocery and consumer product retail company; and as Chief Operating Officer of National Merchants Management, a retail, distribution and publishing company with a chain of 180 book stores. For a description of the terms of the proposed employment agreement with Mr. Falcone see the disclosure set forth in Item 1.01 above under the heading “New Employment Agreement with Richard Falcone”, which is incorporated herein by reference.

In connection with the private placement discussed in Item 1.01 above, the Company has agreed to appoint an individual selected by the purchasers holding a majority of the units purchased in the private placement, and reasonably agreeable to the Company’s existing Board of Directors, to fill the current vacancy on the Company’s Board of Directors. The Company has also agreed to appoint such person to serve on the Compensation Committee and, if qualified, the Audit Committee. In addition, the Company has agreed to take all actions necessary to ensure that such person will be included on the Company’s slate of Board nominees submitted for a shareholder vote at the Company’s next scheduled annual meeting of shareholders. The Company anticipates that the new director will receive options for the Company’s common stock. In addition to the new Director, the Company has also agreed to permit the purchasers in the private placement to designate a person to attend and observe (in person or telephonically) presentations to and matters before the Company’s Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Exhibit Description

4.1	Form of Warrant issued by Tasker Capital Corp. pursuant to the Securities Purchase Agreement, dated as of January 26, 2006, by and among Tasker Capital Corp. and the Purchaser parties thereto.

10.1	Securities Purchase Agreement, dated as of January 26, 2006, by and among Tasker Capital Corp. and the Purchaser parties thereto.

10.2	Registration Rights Agreement, dated as of January 26, 2006, by and among Tasker Capital Corp. and the Purchaser parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASKER CAPITAL CORP. (Registrant)

Date: February 1, 2006	By:	/s/ Robert D. Jenkins
Robert D. Jenkins
Chief Financial Officer